Exhibit 99.1

KeySpan Corporation
                                                          For Immediate Release

Contacts:       Investors                       Media
                Michael J. Taunton              Andrea Staub
                (718)403-3265                   (516)545-5052



                   KeySpan Announces Record Earnings for 2002
          -- Strong Operating Results Drive Fourth Quarter Earnings --



Brooklyn, New York, January 28, 2003 - KeySpan Corporation (NYSE: KSE) announced record 2002 consolidated earnings primarily driven by strong fourth quarter results reported by each of the Company's business units. KeySpan's fourth quarter consolidated earnings from continuing operations, less preferred stock dividends, were $147.1 million, or $1.03 per share, compared to $94.9 million, or $0.68 per share, for the same period in the prior year -- excluding 2001 special items. Including 2001 special items, KeySpan's fourth quarter consolidated earnings from continuing operations, less preferred stock dividends, were $65.9 million, or $0.48 per share, for the same period in 2001.

For the year ended December 31, 2002, KeySpan reported consolidated earnings from continuing operations, less preferred stock dividends, of $391.6 million, or $2.77 per share, compared to earnings of $338.8 million, or $2.45 per share, for the same period in the prior year-- excluding 2001 special items. Consolidated earnings from continuing operations for 2002 consists of $2.43 per share from core operations and $0.34 per share from gas exploration and production operations. Earnings from continuing operations increased approximately 13% in 2002 as compared to 2001. Including special items, consolidated earnings from continuing operations, less preferred stock dividends were $237.8 million, or $1.72 per share, for the year ended December 31, 2001.

The main driver of the increase in fourth quarter earnings was the continued solid performance of the gas business during the start of the winter heating season. The gas business results benefited from the continued conversions of customers to natural gas, as well as colder weather. Results were further enhanced by the continued solid performance in the electric business, profitability in the energy services business and the recent increase in gas commodity prices realized by the Company's gas exploration and production operations. In addition, results continue to benefit from lower interest costs, and the elimination of the amortization of goodwill expense.

"These solid results reflect our ability to effectively execute our focused strategy and grow our core businesses," said Robert B. Catell, Chairman and Chief Executive Officer. "Our aggressive marketing campaigns should add $64 million in new gross profit margin to our gas business, which represents another year of record growth. The electric business benefited from the new peaking units that we added earlier in the year and the more than 97% availability of our New York and Long Island generation plants during the summer peak period. In addition, our energy services business achieved profitability in the quarter."

Segment Highlights
Major highlights from continuing operations in 2002 and 2001 are reported on an Earnings Before Interest and Taxes (EBIT) basis as follows:

------------------------------------------------- --------------- --------------- --------------- -----------------
               EBIT ($ millions)                   4th Quarter     4th Quarter      Year End          Year End
                                                       2002            2001           2002               2001

------------------------------------------------- --------------- --------------- --------------- -----------------
Gas Distribution                                      $204.3          $173.7          $524.3           $492.4
------------------------------------------------- --------------- --------------- --------------- -----------------
Electric Services                                     $66.0           $54.0           $309.7           $283.5
------------------------------------------------- --------------- --------------- --------------- -----------------
Energy Services (1)                                   $13.5          ($10.7)         ($10.4)          ($143.5)
------------------------------------------------- --------------- --------------- --------------- -----------------
Energy Investments
------------------------------------------------- --------------- --------------- --------------- -----------------
         Exploration & Production (2)                 $35.0          ($16.3)          $95.5            $120.0
------------------------------------------------- --------------- --------------- --------------- -----------------
         Other Energy Investments                     $15.7            $2.7           $32.8            $21.5
------------------------------------------------- --------------- --------------- --------------- -----------------
         Sub-Total Energy Investments                 $50.7          ($13.6)          $128.3           $141.5
------------------------------------------------- --------------- --------------- --------------- -----------------
Total Operating Segments                              $334.5          $203.4          $951.9           $773.9
------------------------------------------------- --------------- --------------- --------------- -----------------
Other (3)                                            ($14.8)           $7.3          ($27.6)           $34.0
------------------------------------------------- --------------- --------------- --------------- -----------------
Total EBIT                                            $319.7          $210.7          $924.3           $807.9
------------------------------------------------- --------------- --------------- --------------- -----------------

Note: As previously reported, (1) 2001 Energy Services EBIT includes special items of $4.0 million and $137.8 million, for the fourth quarter and year end, respectively, associated with operations of the former Roy Kay companies. (2) 2001 Exploration and Production EBIT includes a non-cash impairment charge of $40.7 million for both the fourth quarter and year end, associated with the write-down in the carrying value of proved gas reserves. (3) 2001 Other EBIT includes a benefit of $22.0 million, for the year end, associated with a favorable appellate court decision.


Key EBIT Drivers by Segment

o The Gas Distribution segment serving New York City, Long Island and New England recorded quarterly performance that exceeded 2001's results by $30.6 million. Quarterly performance benefited from colder weather, which was approximately 8% colder than normal in New York and New England. For the year ended 2002, the gas distribution segment achieved higher EBIT of $31.9 million as compared to 2001-- despite the extraordinarily warm weather experienced earlier in the year-- due to record gas customer growth and the elimination of the amortization of goodwill. In 2002, KeySpan completed more than 57,000 gas installations that should add approximately $64 million in new annual gross profit margin.

o The Electric Services segment consists of a focused generation portfolio and Transmission and Distribution management operations, with revenues provided by the long-term contracts with the Long Island Power Authority
     (LIPA) and electric capacity and energy sales from our Ravenswood Facility in New York City. The Electric Services segment reported quarterly and year-end performance ahead of 2001 - a $12 million increase in the quarter and a $26.2 million increase for the year. The main drivers of this performance were the two new Long Island electric generating peaking units, strong energy sales due to the hotter than normal summer weather and a solid contribution from the LIPA contracts.

o The Energy Services segment reported $13.5 million in EBIT during the fourth quarter. Quarterly results benefited from a positive contribution from our Business Solutions segment, driven by more efficient operations and an improvement in margins. The Home Energy Services segment achieved positive results through an aggressive marketing campaign, which resulted in an increase in service contracts and calls.

o The Energy Investments segment includes the Company's gas exploration and production operations -- primarily from its 66% ownership of The Houston Exploration Company (NYSE: THX) -- as well as pipeline and other investments. The Energy Investments segment realized fourth quarter EBIT of $50.7 million, primarily due to the increase in gas commodity prices realized in the Company's gas exploration and production operations. Average realized gas prices for the fourth quarter increased by 21% from $3.36 per Mcf in 2001 to $4.05 per Mcf in 2002. The Energy Investments segment reported EBIT of $128.3 million for the year ended December 31, 2002 as compared to $141.5 million in 2001, primarily due to lower gas prices in the first half of 2002. Average realized gas prices for the year ended December 31, 2002 decreased from $4.24 per Mcf in 2001 to $3.23 per Mcf in 2002. E&P production in the quarter totaled 26.4 Bcfe, a 10% increase from the 24 Bcfe in 2001--the quarterly increase added to 2002 annual production of 106.0 Bcfe compared to 94.0 Bcfe achieved in 2001. To minimize gas price volatility, THX has hedged approximately 65% of estimated 2003 production at a weighted average floor price of $3.42 per MMBtu and weighted average ceiling price of $4.55 per MMBtu. Based on current year's estimated production, THX has hedged approximately 20% of 2004 at a weighted average floor price of $3.50 per MMBtu and weighted average ceiling price of $4.75 per MMBtu.

Financial Update

In 2002, the Company benefited from lower interest expense attributable to the favorable interest rate environment, and the benefit of interest rate swaps used to optimize the Company's mix of fixed and variable debt. In early November 2002, the Company terminated two interest rate swap agreements and received $81 million in cash--including accrued interest, which was used to pay down debt.

Consistent with the Company's strategy of monetizing its non-core businesses, in 2002 KeySpan completed the sale of Midland Enterprises and monetized a portion of the assets related to its joint venture drilling program entered into with The Houston Exploration Company. The proceeds from these transactions were also used to pay down debt.

In addition, results benefited from the adoption of FAS 142, which resulted in the elimination of the amortization of goodwill in the amounts of $14 million for the fourth quarter and $50 million for the year ended December 31, 2002.

In January 2003, consistent with KeySpan's long-range financial strategy to further strengthen its balance sheet and improve financial ratios, the Company received net proceeds of approximately $473 million from the issuance of approximately 13.9 million shares of common stock. The proceeds were used to initially pay down short-term debt. This equity issuance further improved the Company's debt to capitalization ratio and strengthened its financial position.


2003 Earnings Outlook

KeySpan's 2003 earnings guidance remains at $2.45 to $2.60 per share, including the effect of the recently announced sale of common stock. The Company's earnings guidance includes earnings from continuing core operations of approximately $2.15 to $2.20 per share and earnings from exploration and production operations of approximately $0.30 to $0.40 per share. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions. The Company is once again reaffirming its commitment to maintaining the dividend at the current annual rate of $1.78 per share.

"Our long term strategic focus remains on growing our core businesses and monetizing our non-core assets as market conditions permit," said Mr. Catell. "In 2002, we took a number of steps to strengthen our financial position --which supports our growth strategy -- and our recent equity sale continues our efforts. Our core gas and electric businesses continue to grow through customer conversions to natural gas and new electric generation additions. We expect our energy services business to continue to be profitable in 2003. With the effective execution of our strategy, we expect to continue to enhance shareholder value."


--------------------------------------------------------------------------------
A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, an integrated engineering, mechanical contracting and facility services company specializing in energy solutions for large commercial and industrial business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2002 Year End Earnings Conference Call on:

Tuesday, January 28, 2003, at 3:00 PM (EST)
Dial Number: 888-552-7850
International Dial Number: (706) 645-9166

Replay Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 7293456

Audio webcast available at http://investor.keyspanenergy.com

                              KeySpan Corporation
                  Consolidated Summary of Earnings (Unaudited)
               (In Thousands of Dollars, Except Per Share Amounts)
-------------------------------------------------------------------------------------------------------------------------
                                                      3 Months          3 Months          12 Months         12 Months
                                                        Ended             Ended             Ended             Ended
                                                      12/30/02          12/30/01          12/30/02          12/30/01
-------------------------------------------------------------------------------------------------------------------------
Revenues
  Gas Distribution                                    $1,084,937         $892,519          $3,163,761      $3,613,551
  Electric Services                                      336,735          331,923           1,421,043       1,421,079
  Energy Services                                        250,787          285,246             938,761       1,100,167
  Gas Exploration and Production                         107,999           81,938             357,451         400,031
  Energy Investments                                      26,865           24,660              89,650          98,287
----------------------------------------------------------------------------------------------------------------------
Total Revenues                                         1,807,323        1,616,286           5,970,666       6,633,115
----------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Purchased gas for resale                               624,120          476,522           1,658,273       2,171,113
  Fuel and purchased power                                67,807           84,320             385,059         538,532
  Operations and maintenance                             565,495          569,950           2,096,897       2,114,759
  Depreciation, depletion
   & amortization                                        133,860          170,459             514,613         559,138
  Operating taxes                                        106,531          111,190             410,651         448,924
----------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                               1,497,813        1,412,441           5,065,493       5,832,466
----------------------------------------------------------------------------------------------------------------------
Operating Income                                         309,510          203,845             905,173         800,649

Other Income & (Deductions)                               10,173            6,890              19,075           7,206

Interest Charges                                          78,906           89,510             301,504         353,470
----------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                               240,777          121,225             622,744         454,385

Income Taxes                                              92,201           53,806             225,394         210,693
----------------------------------------------------------------------------------------------------------------------
Earnings From
 Continuing Operations                                   148,576           67,419             397,350         243,692
----------------------------------------------------------------------------------------------------------------------

Loss From Discontinued Operations                              -          (26,244)            (19,662)        (19,438)
----------------------------------------------------------------------------------------------------------------------

Net Income                                               148,576           41,175             377,688         224,254
Preferred Stock Dividends                                  1,463            1,476               5,753           5,904
----------------------------------------------------------------------------------------------------------------------
Earnings For Common Stock                               $147,113         $ 39,699            $371,935        $218,350
----------------------------------------------------------------------------------------------------------------------

Basic Earnings (Loss) Per Share:
 Continuing Operations, less
   preferred stock dividends                                1.03             0.48                2.77            1.72
 Discontinued Operations                                       -            (0.19)              (0.14)          (0.14)
----------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share                                    1.03             0.29                2.63            1.58
----------------------------------------------------------------------------------------------------------------------

Diluted Earnings (Loss) Per Share:
 Continuing Operations, less
   preferred stock dividends                                1.03             0.47                2.75            1.70
 Discontinued Operations                                       -            (0.19)              (0.14)          (0.14)
----------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share                                  1.03             0.28                2.61            1.56
----------------------------------------------------------------------------------------------------------------------

Average Common Shares
 Outstanding (000)                                       142,265          139,285             141,263         138,214

Average Common Shares
 Outstanding - Diluted (000)                             143,232          140,124             142,300         139,221

PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2002
                            (In Thousands of Dollars)

                                                             Energy Investments
                                                        ------------------------
                                                             Gas                                 Total
                                 Gas        Electric    Exploration      Other       Energy     Operating    Recon-        Total
                            Distribution    Services    & Production  Investments  Services     Segments   ciliations  Consolidated
                            --------------------------------------------------------------------------------------------------------
 Unaffliated Revenues         1,084,937      336,735        107,999      26,865      250,787   1,807,323                  1,807,323
 Intersegment Revenues                            25                        547                      572     (572)                -
                            --------------------------------------------------------------------------------------------------------
 Revenues                     1,084,937      336,760        107,999      27,412      250,787   1,807,895     (572)        1,807,323

 Operation Expenses
 Purchased Gas                  597,442            -              -           -       26,678     624,120                    624,120

 Purchased Fuel                       -       45,361              -          88       22,358      67,807                     67,807

 Operations and Maintenance     157,970      178,168         24,622      12,324      185,509     558,593    6,902           565,495

 Depreciation, Depletion
  & Amortizations                59,875       17,543         46,159       3,784        2,797     130,158    3,702           133,860

 Operating Taxes                 66,762       35,997          2,591         636          322     106,308      223           106,531

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses      882,049      277,069         73,372      16,832      237,664   1,486,986   10,827         1,497,813
                            --------------------------------------------------------------------------------------------------------

 Operating Income               202,888       59,691         34,627      10,580       13,123     320,909  (11,399)          309,510

 Other Income &
  (Deductions)                    1,367        6,350            326       5,100          403      13,546   (3,373)           10,173

 Income Before Interest     --------------------------------------------------------------------------------------------------------
   Charges and Income Taxes     204,255       66,041         34,953      15,680       13,526     334,455  (14,772)          319,683
                            ========================================================================================================

PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2001
                            (In Thousands of Dollars)

                                                          Energy Investments
                                                      -------------------------
                                                          Gas                                  Total
                                Gas        Electric    Exploration    Other        Energy     Operating      Recon-        Total
                            Distribution   Services   & Production  Investments   Services    Segments     ciliations   Consolidated
                            ------------------------------------------------------------------------------------------------------
 Unaffliated Revenues          892,519      331,923      81,938      24,660       285,246     1,616,286                 1,616,286
 Intersegment Revenues                           25                                                  25       (25)              -
                            ------------------------------------------------------------------------------------------------------
 Revenues                      892,519      331,948      81,938      24,660       285,246     1,616,311       (25)      1,616,286

 Operation Expenses
 Purchased Gas                 439,708            -           -           -        36,814       476,522         -         476,522

 Purchased Fuel                      -       40,343           -           -        43,977        84,320         -          84,320

 Operations and Maintenance    150,837      196,306       3,201      22,444       213,913       586,701   (16,751)        569,950

 Depreciation, Depletion
  & Amortizations               61,846       13,776      81,968       4,400         3,616       165,606     4,853         170,459

 Operating Taxes                65,202       35,097       7,537       1,484           310       109,630     1,560         111,190

                            ------------------------------------------------------------------------------------------------------
 Total  Operating Expenses     717,593      285,522      92,706      28,328       298,630     1,422,779   (10,338)      1,412,441
                            ------------------------------------------------------------------------------------------------------

 Operating Income              174,926       46,426     (10,768)     (3,668)      (13,384)      193,532    10,313         203,845

 Other Income & (Deductions)    (1,160)       7,589      (5,559)      6,393         2,638         9,901    (3,011)          6,890

 Income Before Interest     ------------------------------------------------------------------------------------------------------
   Charges and Income Taxes    173,766       54,015     (16,327)      2,725       (10,746)      203,433     7,302         210,735
                            ======================================================================================================

PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****

                               KeySpan Corporation
                               Segment Information
                          Year Ended December 31, 2002
                            (In Thousands of Dollars)

                                                            Energy Investments
                                                         ------------------------
                                                            Gas                                  Total
                                Gas         Electric     Exploration     Other       Energy    Operating     Recon-        Total
                            Distribution    Services     & Production Investments   Services   Segments    ciliations   Consolidated
                            -------------------------------------------------------------------------------------------------------
 Unaffliated Revenues        3,163,761      1,421,043      357,451       89,650      938,761   5,970,666                 5,970,666
 Intersegment Revenues                            100                     1,128                    1,228     (1,228)             -
                            -------------------------------------------------------------------------------------------------------
 Revenues                    3,163,761      1,421,143      357,451       90,778      938,761   5,971,894     (1,228)     5,970,666

 Operation Expenses
 Purchased Gas               1,574,325              -            -            -       83,948   1,658,273          -      1,658,273

 Purchased Fuel                      -        262,072            -          204      122,783     385,059          -        385,059

 Operations and Maintenance    603,266        659,882       59,806       56,957      733,205   2,113,116    (16,219)     2,096,897

 Depreciation, Depletion
  & Amortizations              237,186         61,377      176,925       14,573        9,522     499,583     15,030        514,613

 Operating Taxes               236,837        150,495       10,461        3,050        1,238     402,081      8,570        410,651

                            -------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   2,651,614      1,133,826      247,192       74,784      950,696   5,058,112      7,381      5,065,493
                            -------------------------------------------------------------------------------------------------------

 Operating Income              512,147        287,317      110,259       15,994      (11,935)    913,782     (8,609)       905,173

 Other Income & (Deductions)    12,164         22,346      (14,765)      16,777        1,558      38,080    (19,005)        19,075

 Income Before Interest     -------------------------------------------------------------------------------------------------------
   Charges and Income Taxes    524,311        309,663       95,494       32,771      (10,377)    951,862    (27,614)       924,248
                            =======================================================================================================

PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****PRELIMINARY*****

                               KeySpan Corporation
                               Segment Information
                          Year Ended December 31, 2001
                            (In Thousands of Dollars)

                                                         Energy Investments
                                                      ------------------------
                                                          Gas                                  Total
                                 Gas       Electric   Exploration     Other      Energy      Operating      Recon-         Total
                            Distribution   Services   & Production Investments  Services      Segments    ciliations    Consolidated
                            --------------------------------------------------------------------------------------------------------
 Unaffliated Revenues        3,613,551     1,421,079    400,031     98,287       1,100,167   6,633,115                    6,633,115
 Intersegment Revenues                           100                                               100       (100)                -
                            --------------------------------------------------------------------------------------------------------
 Revenues                    3,613,551     1,421,179    400,031     98,287       1,100,167   6,633,215       (100)        6,633,115

 Operation Expenses
 Purchased Gas               2,017,782             -          -      2,731         150,600   2,171,113          -         2,171,113

 Purchased Fuel                      -       281,398          -          -         257,134     538,532          -           538,532

 Operations and Maintenance    593,341       662,083     43,542     71,411         805,132   2,175,509    (60,750)        2,114,759

 Depreciation, Depletion
  & Amortizations              253,523        52,284    184,717     15,737          33,636     539,897     19,241           559,138

 Operating Taxes               267,512       155,693     12,111      2,415           1,150     438,881     10,043           448,924

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   3,132,158     1,151,458    240,370     92,294       1,247,652   5,863,932    (31,466)        5,832,466
                            --------------------------------------------------------------------------------------------------------

 Operating Income              481,393       269,721    159,661      5,993        (147,485)    769,283     31,366           800,649

 Other Income & (Deductions)    10,969        13,812    (39,728)    15,551           3,993       4,597      2,609             7,206

 Income Before Interest     --------------------------------------------------------------------------------------------------------
   Charges and Income Taxes    492,362       283,533    119,933     21,544        (143,492)    773,880     33,975           807,855
                            ========================================================================================================


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